UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCORPIO GOLD CORP.
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English (if applicable)

British Columbia, Canada	1040	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 Suite 750, 1095 West Pender Street
Vancouver, British Columbia
Canada V6E 2M6
(604) 252-2672
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone (800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy Communications To:

Zayn Kalyan Scorpio Gold Corp. Suite 750, 1095 West Pender Street Vancouver, British Columbia Canada V6E 2M6 (604) 252-2672	Daniel D. Nauth Nauth LPC 217 Queen Street West, Suite 401 Toronto, Ontario Canada M5V 0R2 (416) 477-6031

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐ at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permit certain information about these securities to be determined after this Prospectus has become final and that permit the omission from this Prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities will be filed with the United States Securities and Exchange Commission. These securities may not be sold in the United States nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Executive Officer of Scorpio Gold Corporation at Suite 750, 1095 West Pender Street, Vancouver, British Columbia, V6E 2M6, Canada (telephone: (604) 685-6100) and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	July 6, 2026

$100,000,000

COMMON SHARES

WARRANTS

SUBSCRIPTION RECEIPTS

DEBT SECURITIES

COMMON SHARES REPRESENTED BY DEPOSITARY SHARES

UNITS

________

Scorpio Gold Corporation (the “Company”, “Scorpio” or “Scorpio Gold”) may offer for sale hereunder and issue, from time to time, the following securities: (a) common shares in the capital of the Company (“Common Shares”); (b) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); (c) subscription receipts of the Company exchangeable for Common Shares and/or other securities of the Company (“Subscription Receipts”); (d) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “Debt Securities”); (e) Common Shares represented by depositary shares, including American depositary shares (“Depositary Shares”); and (f) securities comprised of more than one of Common Shares, Debt Securities, Subscription Receipts, Warrants, and/or Common Shares represented by Depositary Shares offered together as a unit (“Units” and, together with the Common Shares, Warrants, Subscription Receipts, Debt Securities, and Depositary Shares, the “Securities”), or a combination thereof in one or more series or issuances, with the total gross proceeds not to exceed $100,000,000 during the 25 month period that this short form base shelf prospectus (this “Prospectus”), including any amendments hereto, remains effective. One or more securityholders (each, a “Selling Securityholder”) of the Company may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.

The specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, will be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series.

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets, or securities by the Company or subsidiary of the Company. The consideration of any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

All applicable information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company and the Selling Securityholder(s) may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. This Prospectus may qualify an “at-the market distribution” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”). A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company or the Selling Securityholder(s), if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The sale of Securities may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at the-market distributions”, including sales made directly on the TSX Venture Exchange (the “TSXV”), or other existing trading markets for the Securities, and as set forth in a Prospectus Supplement for such purpose. See “Plan of Distribution”.

Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an “at the market distribution”, the underwriters, dealers or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the offered Securities, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the offered Securities. See “Plan of Distribution”.

Matthew R. Dumala and Art Ibrado, the authors of the Technical Report (defined below) reside outside of Canada and have appointed the Company as agent for service of process at Suite 750 – 1095 West Pender Street, Vancouver, BC V6E 2M6. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process. See “Enforcement of Judgments Against Foreign Persons”.

The outstanding Common Shares are listed and posted for trading on the TSXV under the symbol “SGN”, on the Börse Frankfurt (Frankfurt Stock Exchange) (the “Frankfurt Exchange”) under the symbol “RY9” and on the OTCQB® Venture Market by OTC Markets Group (the “OTCQB”) under the symbol “SRCRF”. On July 3, 2026, the last trading day outside of the United States prior to the date of this Prospectus, the closing price of the Common Shares on the TSXV was $0.31 and the closing price of the Common Shares on the Frankfurt Exchange was €0.174. On July 2, 2026, the last trading day in the United States prior to the date of this Prospectus, the closing price of the Common Shares on the OTCQB was US$0.21.

Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities, Subscription Receipts, Warrants and Units (other than the Common Shares underlying the Units) will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Subscription Receipts, Warrants and Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities, Subscription Receipts, Warrants and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

Scorpio is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Scorpio prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ from accounting principles generally accepted in the United States of America.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, in documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement with respect to a particular offering of Securities.

Prospective investors should be aware that the acquisition and disposition of the Securities described herein may have tax consequences. Prospective investors should read the tax discussion contained in any applicable Prospectus Supplement with respect to a particular offering of the Securities. See “Certain Income Tax Considerations” in this Prospectus.

Prospective investors should be aware that the acquisition, exercise or disposition of the Securities described herein may have tax consequences in the United States. This Prospectus does not discuss U.S. tax consequences, and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that most of its officers and directors are not residents of the United States, that some or all of the underwriters or experts named in this Prospectus or any applicable Prospectus Supplement may not be residents of the United States and that all or a substantial portion of the assets of the Company and said persons are located outside of the United States. See “Enforceability of Civil Liabilities Under U.S. Securities Laws”.

The Company is not making and will not make an offer of these Securities in any jurisdiction where the offer or sale is not permitted. This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdiction.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company’s head office and registered and records office is located at Suite 750 – 1095 West Pender Street, Vancouver, BC V6E 2M6.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement. Scorpio has not authorized anyone to provide you with different information. Scorpio is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should bear in mind that the information contained in this Prospectus and any Prospectus Supplement is accurate as of the date on the front of such documents and that information contained in any document incorporated by reference is accurate only as of the date of that document. Such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this Prospectus and by any subsequently filed prospectus amendments.

This Prospectus provides a general description of the securities that the Company or a Selling Securityholder may offer. Each time the Company or any Selling Securityholder sells securities under this Prospectus, it will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering to the extent required under applicable securities laws except in cases where an exemption from such delivery is available. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under “Documents Incorporated by Reference”.

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “Scorpio” or the “Company” include Scorpio Gold Corporation and each of its subsidiaries.

NOTICE REGARDING PRESENTATION OF FINANCIAL INFORMATION

The financial statements of the Company incorporated by reference in this Prospectus and any Prospectus Supplement have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are reported in United States dollars.

All currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “US$” are to United States dollars and references to “€” are to the Euro currency. On July 3, 2026, the indicative rate of exchange for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = $1.4201 or $1.00 = US$0.7042, and the indicative rate of exchange for the Euro in terms of Canadian dollars, as quoted by the Bank of Canada, was €1.00 = $1.6248 or $1.00 = €0.6155.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and any Prospectus Supplement, and the documents incorporated by reference into this Prospectus and any Prospectus Supplement, contain certain information that may constitute “forward-looking information” and “forward-looking statements”, within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995 , which are based upon the Company’s current internal expectations, estimates, projections, assumptions, and beliefs. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget” or “budgeted”, “scheduled”, “estimates”, “projects”, “intends”, “proposes”, “complete”, “anticipates” or “does not anticipate”, “believes”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “proposed”, “potential”, or variations of such words and phrases or state that certain actions, events, or results “may”, “can”, “could”, “would”, “might”, “will be taken”, “occur”, “continue”, or “be achieved”, and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include, but are not limited to estimates, plans, expectations, opinions, forecasts, projections, priorities, strategies, targets, guidance, or other statements that are not statements of fact. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. The forward-looking statements included in this Prospectus and any Prospectus Supplement, and the documents incorporated by reference into this Prospectus and any Prospectus Supplement, include, but are not limited to, statements with respect to:

●	the performance of the Company’s business and operations;

●	the development, expansion, and assumed future results of operations of the Company’s projects;

●	the intention to grow the business and operations of the Company;

●	the applicability of certain laws, regulations, and any amendments thereof;

●	the ability to access sufficient capital from internal and external sources and the ability to access sufficient capital on favourable terms;

●	anticipated outcomes of lawsuits and other legal issues, and their direct and indirect impacts on other activities of the Company, particularly in relation to (but not limited to) potential receipt or retention of regulatory approvals;

●	anticipated actions of various governments;

●	the estimation of mineral resources;

●	anticipated conclusions of economic assessments of projects;

●	the accuracy of capital and operating cost estimates for projects;

●	the ability to attract and retain skilled staff and consultants under existing or future agreements;

●	requirements for additional capital;

●	the ability of the Company to generate cash flow from operations;

●	expectations of market prices and costs;

●	income and sales tax regulatory matters, competition, sales projections, currency, and interest rate fluctuations;

●	the competitive and business strategies of the Company;

●	the success of exploration programs;

●	the realization of mineral resource estimates;

●	continuation of rights to explore and mine;

●	future metal prices and currency exchange rates;

●	exploration, development and expansion plans and objectives;

●	the ability to expand existing mineral resources, generally;

●	the future development, costs and outcomes of the Company’s exploration projects;

●	the success of undeveloped mining activities; and

●	permits and licenses, treatment under governmental regulatory regimes.

Forward-looking statements are necessarily based on estimates and assumptions made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments. In making the forward-looking statements in this Prospectus and any Prospectus Supplement the Company has applied several material assumptions including, but not limited to, assumptions respecting: (i) its ability to obtain necessary financing on acceptable terms; (ii) general economic, financial market, regulatory, and political conditions in which the Company operates; (iii) existence of a basic level of public-support for mine development from the local community; (iv) competition; (v) anticipated and unanticipated costs; (vi) government regulation of its activities and production and in the areas of taxation and environmental protection; (vii) the timely receipt of any required regulatory approvals; (viii) its ability to obtain qualified staff, consultants, management, equipment, and services in a timely and cost efficient manner; (ix) its ability to conduct operations in a safe, efficient, and effective manner; (x) the ability to obtain permits or approvals required to conduct planned exploration programs; (xi) the results of exploration; (xii) the accuracy of geological and engineering assumptions; (xiii) the likelihood of future operational difficulties (including cost escalation, unavailability of materials and equipment, industrial disturbances or other job action and possible events related to health, safety and environmental matters); (xiv) the likelihood of social unrest; (xv) the likelihood of the failure of counterparties to perform their contractual obligations; (xvi) changes in priorities, plans, strategies and prospects; (xvii) general economic, industry, business and market conditions; (xviii) disruptions or changes in the credit or securities markets; (xix) changes in law, regulation, or application and interpretation of the same; (xx) the ability to implement business plans and strategies, and to pursue business opportunities; (xxi) rulings by courts or arbitrators, proceedings and investigations; (xxii) inflationary pressures; (xxiii) the future impacts of pandemics or future significant new diseases; and (xxiv) various other events, conditions or circumstances that could disrupt its priorities, plans, strategies and prospects.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements. Historical results of operations and trends that may be inferred from the information contained in this Prospectus may not necessarily indicate future results from operations. In particular, the current state of the global securities markets may cause significant reductions in the price of the Company’s securities and render it difficult or impossible for the Company to raise funds.

Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading “Risk Factors”, elsewhere in this Prospectus and in documents incorporated by reference herein. In addition, although the Company has attempted to identify important factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward-looking statements, there may be other factors that cause achievements, events or conditions not to be as anticipated, estimated or intended. Many of the foregoing factors are beyond the Company’s ability to control or predict.

These forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made and the Company does not assume any obligation to update forward-looking statements, except as required by applicable securities laws, if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, forward-looking statements are inherently unreliable, and investors should not place undue reliance on forward-looking statements.

The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein and therein are qualified by the foregoing cautionary statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING TECHNICAL DISCLOSURE

Disclosure about our exploration properties in this Prospectus uses certain terms, including the term “Mineral Resources”, which are Canadian geological and mining terms as defined in accordance with National Instrument 43-101- Standards of Disclosure for Mineral Projects (“NI 43-101”) of the Canadian Securities Administrators, set out in the Canadian Institute of Mining (CIM) Standards.

This Prospectus has been prepared in accordance with the requirements of the securities laws in effect in Canada as of the date of this Prospectus, which differ in certain material respects from the disclosure requirements of United States securities laws. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The definitions of these terms differ from the definitions of such terms for purposes of the disclosure requirements under United States securities laws.

Accordingly, information contained and incorporated by reference into this Prospectus that describes the Company’s mineral deposits or mineral resources may not be comparable to similar information made public by issuers subject to the reporting and disclosure requirements applicable to domestic United States issuers under United States securities laws.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Most of its directors and officers reside outside of the United States, and a substantial portion of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

The Company will file with the SEC, concurrently with the Registration Statement (as defined below), an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, New York 10168, USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Company files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Company’s reports and other information filed or furnished with or to the SEC are available from the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov. The Company’s Canadian filings are available on SEDAR+ at www.sedarplus.ca.

The Company has filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed by the Company with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Executive Officer of Scorpio Gold at Suite 750 – 1095 West Pender Street, Vancouver, BC V6E 2M6 (telephone: (604) 685-6100) and are also available electronically on SEDAR+, which can be accessed electronically at www.sedarplus.ca. The filings of the Company on SEDAR+ are not incorporated by reference in this Prospectus except as specifically set out herein. Documents filed with, or furnished to, the SEC are available through the EDGAR at www.sec.gov.

As at the date of this Prospectus, the following documents, filed by the Company with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, as further described below:

(a)	the annual information form of the Company dated May 22, 2026 for the year ended December 31, 2025 (the “AIF”);

(b)	the audited consolidated financial statements of the Company for the years ended December 31, 2025 and 2024, together with the notes thereto and the auditors’ reports thereon (the “Annual Financial Statements”);

(c)	the management’s discussion and analysis of the Company for the years ended December 31, 2025 and 2024 (the “Annual MD&A”);

(d)	the interim condensed consolidated unaudited financial statements of the Company for the three months ended March 31, 2026, together with the notes thereto (the “Interim Financial Statements”), excluding the notice to reader indicating that the Interim Financial Statements had not been reviewed by an auditor;

(e)	the management’s discussion and analysis of the Company for the three months ended March 31, 2026 (the “Interim MD&A”); and

(f)	the management information circular of the Company dated May 5, 2026, prepared in connection with the Company’s annual meeting of shareholders held on June 9, 2026;

(g)	the amended and restated technical report with an effective date of June 4, 2025 and an issue date of April 23, 2026 entitled “Mineral Resource Estimate and NI 43-101 Technical Report, Manhattan Property, Nye County, Nevada” authored by Matthew R. Dumala, P.Eng. and Art Ibrado, PhD, PE (the “Technical Report”);

(h)	the material change report of the Company dated April 24, 2025, in respect of the closing of a second tranche of a non-brokered private placement for gross proceeds of $1,703,411;

(i)	the material change report of the Company dated May 29, 2025, in respect of the appointment of Leo Hathaway to the Company’s Board of Directors and management team as Executive Technical Director;

(j)	the material change report of the Company dated July 25, 2025, in respect of the granting of stock options and restricted share units to certain consultants and employees of the Company;

(k)	the material change report of the Company dated July 25, 2025, in respect of the entry into of a definitive purchase agreement for the sale of MRG (defined herein);

(l)	the material change report of the Company dated August 26, 2025, in respect of the completion of the sale of Mineral Ridge Gold, LLC (“MRG”), a subsidiary of the Company’s wholly-owned subsidiary, Scorpio Gold (US) Corporation;

(m)	the material change report of the Company dated September 4, 2025, in respect of the closing of a non-brokered private placement for gross proceeds of $8 million;

(n)	the material change report of the Company dated October 23, 2025, in respect of the engagement of Sideways Frequency LLC to provide certain marketing and investor awareness services;

(o)	the material change report of the Company dated December 4, 2025, in respect of the receipt of the first deferred payment from the sale of MRG;

(p)	the material change report of the Company dated January 14, 2026, in respect of the Company entering into a property option agreement to acquire a 100% interest in the 32 unpatented lode mining claims known as the Betty East Property, located in Nye County, Nevada; and

(q)	the material change report of the Company dated January 19, 2026, in respect of the Company’s grant of 6,465,000 incentive stock options to certain directors, officers, and consultants of the Company.

Any document of the type referred to in item 11.1 of Form 44-101F1 – Short Form Prospectus (“Form 44-101F1”) (other than confidential material change reports, if any) filed by the Company with any securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and prior to the expiry of this Prospectus, or the completion of the issuance of securities pursuant hereto, shall be deemed to be incorporated by reference in this Prospectus. These documents are available on SEDAR+, which can be accessed at www.sedarplus.ca. In addition, all documents filed on Form 20-F or Form 40-F by the Company with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, only as expressly provided in such document.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

References to the Company’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and the Company disclaims any such incorporation by reference.

A Prospectus Supplement containing the specific terms of an offering of securities, disclosure of earnings coverage ratios, if applicable, and other information relating to the securities, will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the securities covered by that Prospectus Supplement.

Any “template version” of any “marketing materials” (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”)) pertaining to a distribution of securities will be filed under the Company’s corporate profile on SEDAR+ at www.sedarplus.ca. In the event that such marketing materials are filed subsequent to the date of filing of the applicable Prospectus Supplement pertaining to the distribution of the securities to which such marketing materials relates and prior to the termination of such distribution, such filed versions of the marketing materials will be deemed to be incorporated by reference into the Prospectus for purposes of future offers and sales of securities hereunder.

Upon a new annual information form and the related audited annual financial statements and management’s discussion and analysis being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous audited annual financial statements and related management’s discussion and analysis, and all interim financial statements and related management’s discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of the Company’s financial year in which the new annual information form and the related annual financial statements and management’s discussion and analysis are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of securities hereunder. Upon new interim financial statements and related management’s discussion and analysis being filed by the Company with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, all interim financial statements and related management’s discussion and analysis filed prior to the new interim consolidated financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities hereunder. Upon a new information circular relating to an annual general meeting of holders of common shares of the Company being filed by the Company with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the information circular for the preceding annual general meeting of holders of common shares shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities hereunder.

THE COMPANY

The following description of the Company and its business is derived from selected information about the Company contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about the Company and its properties and business that you should consider before investing in the Securities. You should carefully read the entire Prospectus and any applicable Prospectus Supplement, including the section entitled “Risk Factors”, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

The Company was incorporated pursuant to the provisions of the Business Corporations Act (British Columbia) under the name “Cincoro Capital Corp.” on May 29, 2006. The Company was initially listed as a capital pool company under the policies of the TSXV and completed its Qualifying Transaction (as that term is defined in TSXV Policy 2.4, the “Qualifying Transaction”) on June 11, 2009. At the closing of the Qualifying Transaction, the Company changed its name from “Cincoro Capital Corp.” to “Scorpio Gold Corporation”.

As of the date of this Prospectus, the Company is a reporting issuer in British Columbia and Alberta.

The Common Shares are listed for trading on the TSXV under the symbol “SGN”, the Frankfurt Stock Exchange under the symbol “RY9”, and the OTCQB under the symbol “SRCRF”.

The Company’s head office and registered office is located at Suite 750 – 1095 West Pender Street, Vancouver, BC V6E 2M6.

Business of the Company

Scorpio is a mineral exploration and development company engaged in the acquisition, exploration and development of gold projects in Nevada, USA, with its flagship asset being the Manhattan property, located in the Manhattan Mining District in Nye County, Nevada (the “Manhattan Property”). The Manhattan Property is located in the Walker Lane Trend of Nevada, USA and lies approximately 53 kilometers north-northeast of Tonopah, Nevada.

The Manhattan Property encompasses several properties and claim blocks with previous mining and exploration history that have been acquired by Scorpio Gold, including the Goldwedge property, encompassing the Goldwedge Mine and additional associated patented and unpatented lode claims; the Manhattan property, encompassing the closed Manhattan Mine and additional associated patented lode and unpatented lode and placer claims; the Keystone-Jumbo property, encompassing the historical Keystone-Jumbo Mine and additional associated unpatented lode claims; and several large blocks of (primarily unpatented) lode claims outside of the aforementioned core historical mining/exploration areas.

For additional information regarding the Company and its business, please consult the AIF incorporated by reference herein, which has been filed on SEDAR+ and can be reviewed at www.sedarplus.ca under the Company’s issuer profile. See “Documents Incorporated by Reference”.

Recent Developments

There have been no further material developments in the business of the Company since the date of the AIF that have not otherwise been disclosed in this Prospectus or the documents incorporated by reference herein. A summary of developments over the past three fiscal years can be found in the section entitled “General Development of the Business” in the AIF, which is available on SEDAR+ (www.sedarplus.ca) under the Company’s issuer profile.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

Other than as set forth in this section, there have been no material changes in the share and loan capital of the Company since March 31, 2026, the date of the Interim Financial Statements. The following table sets forth the consolidated capitalization of the Company (i) as at the date of the Interim Financial Statements and (ii) as at the date of this Prospectus. The table should be read in conjunction with the Interim Financial Statements, including the notes thereto and the related management’s discussion and analysis, which are incorporated by reference in this Prospectus.

	Amount Outstanding as of March 31, 2026 (unaudited)	Amount Outstanding as of the Date of this Prospectus (unaudited)
Share Capital (US$)	90,103,607	90,267,049 (1)
Common Shares	302,296,694	302,964,194(2)
Warrants(3)	2,765,000	1,960,000(4)
Stock Options	24,287,091	26,487,091(5)
Restricted Share Units	7,930,000	7,930,000
Indebtedness (US$)	499,477	499,477

Notes:

(1)	Subsequent to March 31, 2026, the Company issued 667,500 Common Shares upon the exercise of warrants, resulting in total proceeds of US$116,206. The Company also transferred US$47,236, representing the fair value of the exercised warrants, from the reserve account to the share capital account.

(2)	The Company issued 667,500 Common Shares pursuant to warrant exercises.

(3)	Including finders’ warrants.

(4)	Subsequent to March 31, 2026, 667,500 warrants were exercised and 137,500 warrants expired.

(5)	Subsequent to March 31, 2026: on April 10, 2026, the Company issued 1,700,000 stock options; and on April 24, 2026, the Company issued 500,000 stock options.

USE OF PROCEEDS

Unless otherwise specified in the Prospectus Supplement, the Company currently expects to use the net proceeds from the sale of Securities offered hereby to fund ongoing work programs to advance the Company’s mineral properties, to pursue other exploration and development opportunities, whether through direct or indirect acquisitions of properties, applications for mineral title rights or otherwise, and for working capital and general corporate purposes. More detailed information regarding the use of proceeds from a sale of Securities will be included in the applicable Prospectus Supplement.

The Company generates no operating revenue from the exploration activities on its property interests and has negative cash flow from operating activities. The Company anticipates that it will continue to have negative cash flow until such time that commercial production is achieved at the Company’s mineral properties. To the extent that the Company has negative cash flows in future periods in excess of net proceeds from the sale of Securities, it may need to deploy a portion of net proceeds from the sale of Securities to fund such negative cash flow. For more information regarding risks related to the profitability of the Company’s exploration and operating activities, see “Risk Factors – Nature of Mineral Exploration and Mining” in the AIF, which is incorporated by reference in this Prospectus.

There may be circumstances where, based on results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the net proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” in this Prospectus and in the documents incorporated by reference herein and any other factors set forth in the applicable Prospectus Supplement. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

The Company will not receive any proceeds from the sale of Securities by any Selling Securityholder.

Business Objectives and Milestones

Each Prospectus Supplement will contain specific information concerning the use of proceeds from the particular sale of Securities, including a description of the business objectives and milestones to be accomplished in respect of such sale.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering (each, a “Secondary Offering”) by one or more Selling Securityholders. The terms under which Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her, them or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; and (vii) if a Selling Securityholder acquired the Securities held by him, her, them or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on a per security basis.

PLAN OF DISTRIBUTION

The Company or any Selling Securityholder may, from time to time, offer for sale and issue Securities during the 25-month period that this Prospectus remains valid. The Company or any Selling Securityholder may issue and sell up to $100,000,000, in the aggregate, of Securities.

The Company or any Selling Securityholder may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Company or the Selling Securityholder(s) from the sale of the Securities. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions deemed to be “at the market distributions” as defined in NI 44-102, including sales made directly on the TSXV or other existing markets for the Securities. Additionally, this Prospectus and any Prospectus Supplement may also cover the initial resale of the Securities purchased pursuant thereto.

The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities to which a Prospectus Supplement pertains, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company or any Selling Securityholder.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the offered Securities, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the offered Securities.

In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of the Securities from whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid out of the Company’s general funds. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, the Warrants, Subscription Receipts, the Debt Securities, and Units will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts, Debt Securities, and Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Warrants, Subscription Receipts, Debt Securities, and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

Unless otherwise specified in a Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any states in the United States and may not be offered or sold or otherwise transferred or disposed of in the United States or to, or for the account of, U.S. Persons absent registration or pursuant to an applicable exemption from the U.S. Securities Act and applicable state securities laws. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these Securities within the United States or to, or for the account or benefit of, U.S. Persons.

DESCRIPTION OF SECURITIES OFFERED UNDER THIS PROSPECTUS

Common Shares

The Company’s authorized share capital consists of an unlimited number of Common Shares without par value, of which 302,964,194 Common Shares are issued and outstanding as at the date of this Prospectus.

The holders of the Common Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Company and each Common Share shall confer the right to one vote in person or by proxy at all meetings of the shareholders of the Company. The Common Shares do not carry any pre-emptive, subscription, redemption, retraction, conversion or exchange rights, nor do they contain any sinking or purchase fund provisions. The holders of the Common Shares, subject to the prior rights, if any, of any other class of Common Shares of the Company, are entitled to receive such dividends in any financial year as the board of directors of the Company may by resolution determine. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Company, the remaining property and assets of the Company on a pro rata basis.

Warrants

This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus. The Company may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from such other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements between the Company and one or more banks or trust companies acting as warrant agent.

The Company will not offer Warrants pursuant to this Prospectus unless a Prospectus Supplement containing the specific terms of the Warrants so offered is filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be offered for sale.

The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable Prospectus Supplement.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

●	the aggregate number of Warrants being offered;

●	the price at which the Warrants will be offered;

●	the date or dates on which the Warrants may be exercised, including any “early termination” provisions;

●	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants;

●	the exercise price of the Warrants;

●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of securities issuable upon exercise of the Warrants, (ii) the exercise price of the Warrants and (iii) the term of the Warrants;

●	whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	whether the Warrants will be listed on any exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	material Canadian and United States federal income tax consequences of purchasing the Warrants; and

●	any other material terms or conditions of the Warrants.

The statements made in this Prospectus relating to any Warrants to be issued under this Prospectus, or the warrant indenture or warrant agreement, if applicable, are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Warrants and any applicable warrant indenture or warrant agreement. Prospective investors should refer to the terms of specific Warrants being offered, including any applicable warrant indenture or warrant agreement.

The terms and conditions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may be subject to or contain any or all of the terms described above.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts issued pursuant to this Prospectus. Subscription Receipts issued under this Prospectus will generally be exchangeable for Common Shares, Warrants, Debt Securities, Units, or Depositary Shares without payment of any additional consideration, upon the occurrence of certain events or the satisfaction of certain conditions. The Company may issue Subscription Receipts independently or together with other securities, and Subscription Receipts sold with other securities may be attached to or separate from such other securities. Subscription Receipts will generally be issued under a subscription receipt agreement between the Company and a trust company acting as escrow agent.

The Company will not offer Subscription Receipts pursuant to this Prospectus unless a Prospectus Supplement containing the specific terms of the Subscription Receipts so offered is filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Subscription Receipts will be offered for sale.

The particular terms and provisions of Subscription Receipts offered by this Prospectus will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include some or all of the following:

●	the aggregate number of Subscription Receipts being offered;

●	the price at which the Subscription Receipts will be offered;

●	the number and class of securities issuable in exchange for the Subscription Receipts;

●	the terms and number of securities issuable in exchange for the Subscription Receipts;

●	the conditions that must be satisfied before the Subscription Receipts are exchanged for Common Shares or other securities of the Company;

●	the procedures and mechanics for the exchange of the Subscription Receipts into Common Shares or other securities of the Company;

●	material Canadian and United States federal income tax consequences of purchasing the Subscription Receipts; and

●	any other material terms or conditions of the Subscription Receipts.

The statements made in this Prospectus relating to any Subscription Receipts to be issued under this Prospectus, or the applicable subscription receipt agreement, are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Subscription Receipts and the applicable subscription receipt agreement. Prospective investors should refer to the terms of specific Subscription Receipts being offered, including the applicable subscription receipt agreement.

Debt Securities

This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. The Company may issue Debt Securities independently or together with other securities, and Debt Securities sold with other securities may be attached to or separate from such other securities. Debt Securities will generally be issued under one or more trust indentures between the Company and one or more banks or trust companies acting as trustee.

The Company will not offer Debt Securities pursuant to this Prospectus unless a Prospectus Supplement containing the specific terms of the Debt Securities so offered is filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Debt Securities will be offered for sale. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

●	the aggregate principal amount of Debt Securities being offered and the offering price;

●	the denomination and currency in which the Debt Securities will be offered;

●	the date or dates on which the Debt Securities will mature and the portion of the outstanding principal payable upon maturity;

●	the rate or rates at which the Debt Securities will bear interest, the date or dates on which such interest will begin to accrue and be payable and the record dates for any such interest;

●	the circumstances that will constitute an “event of default” under the Debt Securities and the consequences of an event of default under the Debt Securities;

●	the terms and conditions upon which the Company may be required to redeem, repay or repurchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

●	the terms and conditions upon which the Company may be permitted to redeem the Debt Securities, in whole or in part, at its option;

●	the terms, if any, upon which the Debt Securities may be converted into or exchanged for Common Shares or other securities of the Company;

●	whether the Debt Securities will be senior debt or subordinated to other indebtedness of the Company;

●	the terms, if any, upon which the Company may be permitted or restricted from the issuance of additional securities, the incurring of additional indebtedness or subject to other material negative covenants;

●	whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary of the global securities;

●	whether the Debt Securities will be listed on any exchange;

●	material Canadian and United States federal income tax consequences of purchasing the Debt Securities; and

●	any other material terms or conditions of the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than Canadian dollars or a non-Canadian dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than Canadian dollars or a non-Canadian dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-Canadian dollar currency or currencies or non-Canadian dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

If any Debt Securities being offered will be guaranteed by one or more subsidiaries of the Company, (a) the Prospectus Supplement relating to such offering will include the credit supporter disclosure about the guarantors required by section 12.1 of Form 44-101F1 or, if applicable, will disclose that the Company is relying on an exemption in item 13 of Form 44-101F1 from providing such credit supporter disclosure, (b) the Company will file with the Prospectus Supplement relating to such offering any undertaking in respect of credit supporter disclosure required by paragraph 4.2(a)(ix) of NI 44-101, which undertaking may be to provide disclosure in respect of the Company and its subsidiaries similar to the disclosure required under section 12.1 of Form 44-101F1, and (c) the related credit supporter will sign a certificate to the Prospectus Supplement as required by section 5.12 of NI 41-101.

The statements made in this Prospectus relating to any Debt Securities to be issued under this Prospectus or the applicable trust indenture are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Debt Securities and any applicable trust indenture. Prospective investors should refer to the terms of specific Debt Securities being offered, including the applicable trust indenture.

Description of Common Shares Represented by Depositary Shares

The following is a brief summary of certain general terms and provisions of the Depositary Shares that may represent Common Shares offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Depositary Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Depositary Shares, and the extent to which the general terms and provisions described below may apply to such Depositary Shares will be described in the applicable Prospectus Supplement. The following description is subject to the detailed provisions of the applicable Deposit Agreement (as defined herein). To the extent that any particular terms of the Depositary Shares or the Deposit Agreement described in a Prospectus Supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that Prospectus Supplement relating to such Depositary Shares.

We may, at our option, elect to offer Depositary Shares, including American depositary shares, that represent either a whole Common Share, multiple Common Shares or a fraction of a Common Share as more fully described below. Investors may hold American Depositary Shares either: (A) directly (i) by having an American Depositary Receipt (an “ADR”), which is a certificate evidencing a specific number of American Depositary Shares, registered in the investors name; or (ii) by having uncertificated American Depositary Shares registered in the investors name; or (B) indirectly by holding a security entitlement in American Depositary Shares through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.

Any Common Share(s) (or fractional Common Shares) represented by Depositary Shares will be deposited under one or more deposit agreements (the “Deposit Agreement”) among the Company, a depositary to be named in the applicable Prospectus Supplement, and the holders and beneficial owners from time to time of Depositary Shares issued thereunder. Subject to the terms of the applicable Deposit Agreement, each registered holder of a Depositary Share will be entitled, in proportion to the applicable multiple or fraction of a Common Share represented by the Depositary Shares, to certain contractual rights with respect to the Common Shares represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

Immediately following our issuance of Common Shares that will be represented by Depositary Shares, we will deposit the Common Shares with the depositary.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the Common Shares to the record holders of the Depositary Shares relating to the Common Shares in proportion to the number of the Depositary Shares owned by those holders, after deduction of applicable fees and taxes.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by those holders, unless the depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distributions, in which case the depositary may adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the depositary on account of taxes or other governmental charges and the amount of fees payable to the depositary for making the distribution. To the extent there is insufficient distributable cash and the depositary is unable to otherwise collect a fee from holders of Depositary Shares and does not waive that fee, it will use reasonable efforts to sell a portion of any securities to be distributed to holders of Depositary Shares that are obligated to pay that fee and apply the net proceeds of sale to pay that fee.

Redemption of Depositary Shares

If any Common Shares underlying the Depositary Shares are subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the Common Shares held by the depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the Common Shares. If the Company redeems Common Shares held by the depositary, the depositary will redeem as of the same redemption date the number of Depositary Shares representing the Common Shares so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the Depositary Shares so called for redemption, all rights of the holders of those Depositary Shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the Depositary Shares were entitled upon such redemption, upon surrender to the depositary of those Depositary Shares. Applicable fees of the depositary and any applicable taxes will be deducted from the payments surrendering holders will receive.

Voting Rights

Upon receipt of notice of any meeting at which the holders of any Common Shares are entitled to vote, the depositary will, if requested in writing by the Company, mail or otherwise make available the information contained in the notice of meeting and any related materials to the record holders of the Depositary Shares relating to the Common Shares as of a record date set by the depositary. Each record holder of the Depositary Shares as of that record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of Common Shares represented by that holder’s Depositary Shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of Common Shares represented by the Depositary Shares in accordance with the instructions, provided the instruction is received by a cut-off date established by the depositary, and the Company will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the Common Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing the Common Shares. If the Company does not instruct the depositary to solicit voting instructions, registered holders of Depositary Shares may still send instructions and the depositary may endeavor to carry out those instructions, but it is not required to do so.

Withdrawal

Holders of Depositary Shares may surrender their Depositary Shares for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Common Shares underlying the Depository Shares to the holder of Depositary Shares or a person the holder designates at the office of the custodian. If ADRs delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related Common Shares to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time the excess number of Depositary Shares.

Charges of Depositary

The Company will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the charges of the depositary in connection with the initial deposit of the related Common Shares and the initial issuance of the offered Depositary Shares. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and all other fees and charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

If requested by the Company, the depositary will forward to the holders of Depositary Shares reports and communications from Scorpio that are delivered to the depositary. The depositary’s office location will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the depositary will act as transfer agent and registrar for Depositary Shares.

Prospective purchasers of Depositary Shares should be aware that certain tax, accounting and other considerations may be applicable to instruments such as Depositary Shares. The applicable Prospectus Supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such Depositary Shares.

Units

This section describes the general terms that will apply to any Units issued pursuant to this Prospectus. The Company may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination.

Each Unit will be issued so that the purchaser of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will not offer Units pursuant to this Prospectus unless a Prospectus Supplement containing the specific terms of the Units so offered is filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Units will be offered for sale. A Prospectus Supplement in respect of any Units issued under this Prospectus will include the following, where applicable:

●	the aggregate number of Units offered;

●	the price at which the Units will be offered;

●	the designation, number and terms of the Securities comprising the Units;

●	whether the Units will be issued with any other Securities and, if so, the amount and terms of the Securities;

●	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

●	the date on and after which the Securities comprising the Units will be separately transferable;

●	whether the Securities comprising the Units will be listed on any securities exchange;

●	whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

●	certain material Canadian and United States tax consequences of owning the Units; and

●	any other material terms and conditions of the Units.

The statements made in this Prospectus relating to any Units to be issued under this Prospectus, or the applicable Unit agreement, are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Units and the applicable Unit agreement. Prospective investors should refer to the terms of specific Units being offered, including the applicable Unit agreement.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.

Update on Use of Proceeds from Prior Financings

The following table summarizes the discussion on how the Company used the proceeds of its financings completed and received during the three months ended March 31, 2026 and the financial years ended December 31, 2025 and 2024:

Financing Details	Funds Raised	Stated Intended Use of Proceeds	Explanation of Variances and Impact of Variances
Private placement of units completed on January 22, 2024	Gross proceeds of $957,745	General working capital purposes	No material variances
Private placement of units completed on February 23, 2024	Gross proceeds of $4,562,255	Property maintenance and further exploration and development of the Mineral Ridge Project and Goldwedge Manhattan Projects, as well as for general working capital purposes	No material variances
Private placement of Common Shares completed on October 3, 2024	Gross proceeds of $2,503,040	Property maintenance and further exploration and development of the Mineral Ridge and Goldwedge Manhattan Projects, as well as for general working capital	No material variances
Private placement of Common Shares completed on April 1, 2025	Gross proceeds of $5,366,588	Property maintenance and further exploration and development of the Mineral Ridge and Goldwedge Manhattan Projects, as well as for general working capital	No material variances
Private placement of Common Shares completed on April 22, 2025	Gross proceeds of $1,703,412	Property maintenance and further exploration and development of the Mineral Ridge and Goldwedge Manhattan Projects, as well as for general working capital	No material variances
Private placement of Common Shares completed on September 3, 2025	Gross proceeds of $8,000,000	Property maintenance and further exploration and development of the Goldwedge Manhattan Projects, as well as for general working capital	No material variances

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading on the TSXV under the symbol “SGN”, on the Frankfurt Exchange under the symbol “RY9” and on the OTCQB under the symbol “SRCRF”. Trading prices and volumes of the Common Shares for the previous 12-month period will be provided in each Prospectus Supplement.

DIVIDEND POLICY

The Company has not paid any dividends since incorporation. Payment of dividends in the future is dependent upon the earnings and financial condition of the Company and other factors which the directors may deem appropriate at the time.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors of acquiring, holding and disposing of Securities.

RISK FACTORS

The operations of the Company are speculative due to the high-risk nature of its business which is the exploration and development of mining properties. Before making an investment decision in Securities of the Company, prospective purchasers should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the AIF and applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including any risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the AIF, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company’s business, financial condition and results of operation. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the AIF, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Discretion in the Use of Proceeds

While detailed information regarding the use of proceeds from the sale of the Company’s Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of the net proceeds from an offering of its Securities. Because of the number and variability of factors that will determine our use of such proceeds, the Company’s ultimate use of such proceeds might vary substantially from its planned use. An investor may not agree with how the Company allocates or spends the proceeds from an offering of its securities.

Dilution from Further Financings

The Company may sell additional equity securities or convertible debt securities in subsequent offerings and may issue additional equity securities or convertible debt securities to finance operations, development, exploration, acquisitions and other projects. If the Company raises additional funding by issuing additional equity securities or convertible debt securities, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment.

Negative Cash Flows

Since inception, the Company has generated negative operating cash flows and may continue to do so. To the extent that the Company has negative cash flow in any future period, the Company may be required to use net proceeds from offerings made under this Prospectus to fund such negative cash flow from operating activities. In order to stay in business, in the absence of cash flow from operations, the Company will have to raise funding through financing activities. However, there is no certainty the Company will be able to raise funds at all or on terms acceptable to the Company in the event it needs to do so. Furthermore, additional funds raised by the Company through the issuance of equity or convertible debt securities would cause the Company’s current shareholders to experience dilution. Such securities also may grant rights, preferences or privileges senior to those of the Company’s shareholders. The Company does not have any contractual restrictions on its ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain restrictive covenants, which likely would restrict the Company’s operations.

Active Liquid Market for and Market Price of Common Shares

There can be no assurance that an active market for the Common Shares will be sustained after an offering of Securities. Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance, underlying asset values or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. There can be no assurance that continual fluctuations in the market price of the Common Shares will not occur.

It may be anticipated that any quoted market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of or developments with respect to the Company. The value of the Common Shares may be affected by such volatility. The market price of the Common Shares is also likely to be significantly affected by short-term changes in commodity prices, other mineral prices, currency exchange fluctuations and the Company’s financial condition and results of operations as reflected in the Company’s continuous disclosure. Further, the market price for the Common Shares may increase or decrease in response to a number of events and factors, including the performance of competitors and other similar companies, public reaction to the Company’s public announcements and public filings with securities regulatory authorities, recommendations by research analysts who track the Company’s securities or other companies in the resource sector, changes in general economic and/or political conditions, the arrival or departure of key personnel, the factors listed under the heading “Cautionary Note Regarding Forward-Looking Statements” and acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

As a result of any of these factors, the market price for the Common Shares at any given point in time may not accurately reflect the long-term value of the Company. Securities class-action litigation has often been brought against companies following periods of volatility in the market price of their securities. The Company could in the future be the target of similar litigation and such litigation could result in substantial costs and damages and divert management’s attention and resources, all of which could have a material adverse effect on the business, results of operations and financial condition of the Company.

No Existing Public Market for Other Securities

There is currently no market through which the Company’s Securities, other than its Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, the Company’s Warrants, Subscription Receipts, Units and Debt Securities will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, investors may not be able to resell Warrants, Subscription Receipts, Units or Debt Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Company’s Securities, other than its Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of trading regulation. There can be no assurance that an active trading market will develop for the aforementioned securities, or, if developed, that such a market will be sustained at the price level at which it was offered.

Leverage Risk

The Company’s degree of leverage could have material adverse consequences for the Company, including, but not limited to: limiting the Company’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; restricting the Company’s flexibility and discretion to operate its business; limiting the Company’s ability to declare dividends on its Common Shares; requiring the Company to dedicate a portion of its cash flows from operations to the payment of interest on its existing indebtedness and not having such cash flows available for other purposes, including operations, capital expenditures and future business opportunities; exposing the Company to increased interest expense on borrowings at variable rates; limiting the Company’s ability to adjust to changing market conditions; placing the Company at a competitive disadvantage compared to its competitors that have less debt; making the Company vulnerable in a downturn in general economic conditions; and making the Company unable to make capital expenditures that are important to its growth and strategies.

Tax Risks

Prospective investors should be aware that the purchase of Securities may have tax consequences in Canada and other jurisdictions. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with their own independent tax advisor.

Loss of Entire Investment

An investment in the Securities is speculative and involves a high degree of risk and is appropriate only for investors who have the capacity to absorb a loss of all of their investment.

These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently considers immaterial may also impair its business operations. These risk factors could materially affect the Company’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Company.

LEGAL MATTERS

Unless otherwise specified in an applicable Prospectus Supplement, certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by DuMoulin Black LLP. As of the date hereof, the principals and employees of DuMoulin Black LLP own, directly or indirectly, less than 1.0% of the Common Shares.

EXEMPTIONS

Pursuant to a decision of the Autorité des Marchés Financiers, the securities regulatory authority in the Province of Québec, dated June 11, 2026, the Company was granted relief from the requirement that this Prospectus and all documents incorporated by reference herein, as well as any Prospectus Supplement that relates to any future “at-the-market” distribution, must be in both the French and English languages. The Company is not required to file French versions of this Prospectus, the documents incorporated by reference herein or any Prospectus Supplement relating to an “at-the-market” distribution. This exemption was granted on the condition that this Prospectus, together with any Prospectus Supplement, and any documents incorporated by reference in the Prospectus or any Prospectus Supplement, be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

INTERESTS OF EXPERTS

Information of a scientific or technical nature with respect of the Manhattan Property contained in this Prospectus (including the documents incorporated by reference) is based on the Technical Report, prepared by Matthew R. Dumala, P.Eng. and Art Ibrado, PhD, PE, each of whom is an independent Qualified Person under NI 43-101. To the best of the Company’s knowledge, as of the date hereof, the aforementioned individuals and their firms beneficially own, directly or indirectly, less than 1.0% of the outstanding Common Shares.

The scientific and technical information with respect to the Manhattan Property contained in the AIF, and the scientific and technical information in the Interim MD&A and Annual MD&A, which is incorporated by reference in this Prospectus, was reviewed and approved by Thomas Poitras, P. Geo, Chief Geologist of the Company, and a “Qualified Person” as defined in NI 43-101. To the knowledge of the Company, Thomas Poitras is the registered or beneficial owner, directly or indirectly, of less than 1.0% of the outstanding Common Shares.

Davidson & Company LLP provided an auditor’s report dated April 23, 2026 in respect of the Annual Financial Statements.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of Scorpio are Davidson & Company LLP, 1200 – 609 Granville Street, Vancouver, British Columbia V7Y 1G6.

Davidson & Company LLP has advised the Company that they are independent of the Company in accordance with the Chartered Professional Accountants of British Columbia Code of Professional Conduct and the applicable rules and regulations of the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. located at its offices in Vancouver, British Columbia.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

The following persons reside outside of Canada:

(a)	Matthew R. Dumala, P.Eng., an author of the Technical Report; and

(b)	Art Ibrado, PhD, PE, an author of the Technical Report.

Each of the foregoing persons has appointed Scorpio Gold Corporation, Suite 750 – 1095 West Pender Street, Vancouver, BC V6E 2M6 as their agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of Davidson & Company LLP; and (iv) the consent of each expert listed in the exhibit index of the Registration Statement. A copy of the form of warrant indenture or warrant agency agreement, the subscription receipt agreement, the trust indenture or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Division 5 of Part 5 of the British Columbia Business Corporations Act (the “BCBCA”) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

The Registrant’s articles provide that the Registrant’s directors must cause the Registrant to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCBCA and each director is deemed to have contracted with the Registrant on this term.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

EXHIBITS

Exhibit Number	Description
4.1	The annual information form dated May 22, 2026 for the year ended December 31, 2025

4.2	The audited consolidated financial statements for the years ended December 31, 2025 and 2024, together with the notes thereto and the auditors’ reports thereon

4.3	The management’s discussion and analysis for the years ended December 31, 2025 and 2024

4.4	The interim condensed consolidated unaudited financial statements for the three months ended March 31, 2026

4.5	The management’s discussion and analysis for the three months ended March 31, 2026

4.6	The management information circular dated May 5, 2026

4.7	The amended and restated technical report with an effective date of June 4, 2025 and an issue date of April 23, 2026

4.8	The Material Change Report dated April 24, 2025

4.9	The Material Change Report dated May 29, 2025

4.10	The Material Change Report dated July 25, 2025

4.11	The Material Change Report dated July 25, 2025

4.12	The Material Change Report dated August 26, 2025

4.13	The Material Change Report dated September 4, 2025

4.14	The Material Change Report dated October 23, 2025

4.15	The Material Change Report dated December 4, 2025

4.16	The Material Change Report dated January 14, 2026

4.17	The Material Change Report dated January 19, 2026

5.1	Consent of Davidson & Company LLP

5.2	Consent of Matthew R. Dumala

5.3	Consent of Art Ibrado

5.4	Consent of Thomas Poitras

6.1	Powers of Attorney (included on the signature page of this Registration Statement)

107	Filing Fee Table

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “SEC”) staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on July 8, 2026.

SCORPIO GOLD CORP.

By:	/s/ Zayn Kalyan
Name: Zayn Kalyan
Title: President, Chief Executive Officer and Director

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Espig as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Zayn Kalyan	President, Chief Executive Officer and Director, (Principal Executive Officer)
Zayn Kalyan

/s/ Andrea Yuan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Andrea Yuan

/s/ Leo Hathaway	Director
Leo Hathaway

/s/ Michael Townsend	Director
Michael Townsend

/s/ William M. Sheriff	Director
William M. Sheriff

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on July 8, 2026.

By:	Cogency Global Inc.

/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.